Exhibit 10.9

Amendment No. 2

to the License Agreement between

Johns Hopkins University and Sangamo BioSciences, Inc.

This Amendment No. 2, dated July 26, 1999 (“Effective Date”) to the License Agreement dated June 29, 1995 concerning the licensing and other matters of patent properties referred to in Appendix A of the License Agreement, and in Amendment No. 1 dated June 1, 1998 (Dr. Srinivasan Chandrasegaran, Inventor) and other Patent Rights, is entered into between Johns Hopkins University, a not-for-profit educational institution having an address at 3400 North Charles Street, Baltimore, Maryland (“JOHNS HOPKINS” or “JHU”) and Sangamo BioSciences, Inc., a corporation of the State of Delaware and having a principal place of business at Point Richmond Tech Center, 501 Canal Blvd., Suite A100, Richmond, CA 94804 (“LICENSEE”).

This document amends the License Agreement by the following:

1.	In Article XIV, line 1, change it to read, “Any payment, notice or other communications pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of JOHNS HOPKINS:

Nina M. Siegler, C.F.A.

Director, Office of Technology Transfer

JOHNS HOPKINS UNIVERSITY

708N Wyman Park Center

3400 North Charles Street

Baltimore, Maryland 21218-2695

Phone: (410) 516-8137

Fax: (410) 516-7811

2.	Except as expressly modified by this Amendment No. 2, the License Agreement and Amendment No. 1 shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

For Sangamo BioSciences, Inc.:

/s/ Edward O. Lanphier II	August 15, 1999
Edward O. Lanphier II	Date
President

For Johns Hopkins University:

/s/ Theodore O. Poehler, Ph.D.	July 26, 1999
Theodore O. Poehler, Ph.D.	Date
Vice Provost for Research

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